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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington D.C. 20549

                                      FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  SEPTEMBER 27, 1996
                                    Date of Report

                                 (SEPTEMBER 24, 1996)
                          (Date of earliest event reported)



                                    HBO & COMPANY
                (Exact name of registrant as specified in its charter)

                                       DELAWARE

                    (State or other jurisdiction of incorporation)


         0-9900                                       37-0986839
- -----------------------                      ------------------------------
(Commission File Number)                    (IRS Employer Identification No.)

    301 PERIMETER CENTER NORTH
              ATLANTA, GA                               30346
- ---------------------------------------               ----------
(Address of principal executive offices)              (Zip Code)

                                    (770) 393-6000
                                    --------------
                  Registrant's telephone number, including area code




                             Exhibit Index on page 2 of 4


                                     Page 1 of 4

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ITEM 5: OTHER EVENTS

    On September 24, 1996, the Company (HBOC) announced it had signed a definitive agreement to acquire GMIS Inc. (GMIS), a leading provider of clinical information systems for the managed care industry. The acquisition, which is subject to regulatory and GMIS shareholder approval, will be accounted for as a pooling of interests and is scheduled to close during the fourth quarter of 1996.

    Terms of the acquisition call for GMIS shareholders to receive 0.42 of a share of HBOC common stock for each share of GMIS common stock if the average HBOC share price remains between $47.62 and $64.00 during the pricing period ending shortly before the date of the special meeting of GMIS shareholders. Should the average HBOC share price during that pricing period be above $64.00 or below $47.62, GMIS shareholders will receive a fraction of a share of HBOC common stock with a value of $26.88 or $20.00, respectively, per GMIS share.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits.

         EXHIBIT NO.              DESCRIPTION                        PAGE
         -----------              -----------                        ----
              99        HBO & Company News Release dated               4
                        September 24, 1996



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                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HBO & COMPANY
                                       (Registrant)

Date: September 27, 1996

                                       /s/ Jay P. Gilbertson
                                       ----------------------------
                                       Jay P. Gilbertson
                                       Senior Vice President - Finance,
                                       Chief Financial Officer,
                                       Principal Accounting Officer,
                                       Treasurer and Assistant Secretary



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